UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 15, 2010
Date of Report (Date of earliest event reported)
NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
75 West Center Street Provo, UT 84601
(Address of principal executive offices and zip code)
(801) 345-1000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Performance Stock Option Grant

On November 15, 2010, the Compensation Committee of the Board of Directors of the Company (the “Committee”) approved a grant of 2,032,000 performance stock options to 106 key members of management in order to align and incentivize management to achieve the Company’s $4.00 earnings per share goal.  As part of this grant, Truman Hunt, Ritch Wood, Dan Chard, and Joe Chang each received 50,000 performance stock options. One third of the performance stock options will vest if the Company’s earnings per share for the previous 12 months equal or exceed $3.00. An additional one third of the performance stock options will vest if the Company’s earnings per share for the previous 12 months equal or exceed $3.50. The remaining third of the performance stock options will vest if the Company’s earnings per share for the previous 12 months equal or exceed $4.00. If the Company’s earnings per share fall below established thresholds for fiscal years 2013 to 2015, all unvested performance stock options will terminate. On March 30, 2016, all remaining unvested performance stock options will terminate. The Committee will review and approve the calculation of earnings per share, which shall be calculated as fully-diluted earnings per share in accordance with generally accepted accounting principles; provided, however, that such calculation will exclude the following: (a) judgments, awards, fines or settlements with respect to any litigation matters or governmental investigations pending as of November 15, 2010; (b) any expense, accrual, loss or gain incurred as a result of a decision or settlement of the customs cases in Japan or otherwise (including any accrual required to be taken based on developments in the cases); provided, however, that any expense, accrual or loss related to amounts disputed with respect to import transactions occurring after January 1, 2011 shall not be excluded; (c) any loss or gain from the disposal of an asset or sale or disposition of a business or division; (d) the impact of any share repurchases in excess of an average of 2,000,000 shares per year, measured from January 1, 2011; (e) the impact of any stock dividend, stock split or reverse stock split; (f) the impact of any accounting changes; and (g) any other extraordinary items. Upon any change in control, the vesting of the performance stock options will be accelerated such that the next unvested tranche will be deemed to be vested in full immediately prior to the change in control, and any remaining unvested tranche will be cancelled.  The other terms of the performance stock options are similar to the terms of the Company's standard stock options. The performance stock options expire seven years following the grant date and have an exercise price of $30.43 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC.
(Registrant)

/s/ Ritch Wood
Ritch Wood
Chief Financial Officer

Date:  November 17, 2010